Exhibit 99.1

News Release

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005
Media: Steven Owen, CCA at (615) 263-3107

CCA BOARD OF DIRECTORS AUTHORIZES REIT CONVERSION

FAVORABLE PRIVATE LETTER RULING RECEIVED FROM INTERNAL REVENUE SERVICE

ELECTING REIT STATUS EFFECTIVE JANUARY 1, 2013

RAISES 2012 GUIDANCE AND PROVIDES 2013 GUIDANCE

NASHVILLE, Tenn. – February 7, 2013 – CCA (NYSE: CXW) (the Company or Corrections Corporation of America), America’s leader in partnership corrections, announced today that its Board of Directors (the Board) has unanimously authorized the Company to elect to qualify as a Real Estate Investment Trust (REIT) for the taxable year commencing January 1, 2013 (the REIT Conversion). This decision follows the receipt of a favorable Private Letter Ruling (PLR) from the IRS, and completion of the internal reorganization previously announced. CCA has also received an opinion from Latham & Watkins LLP, which advised CCA on its REIT conversion that CCA qualifies as a REIT.

John Ferguson, Chairman of the Board, stated, “Based on a thorough analysis, our Board and management team believe that electing REIT status will maximize value for our shareholders through increases in free cash flow and dividends while continuing to provide significant earnings growth capacity.”

Damon Hininger, President and CEO, stated, “The REIT structure will create additional opportunities for shareholder value creation. Additionally, our customers will experience no change in the people, procedures or high quality of service they have come to expect from CCA, nor will the conversion affect our employees.”

SHAREHOLDER VOTE

Shareholder approval of the REIT conversion is not required. However, to ensure we meet REIT shareholder ownership restrictions, CCA plans to present to shareholders a proposal at our Annual Meeting of Stockholders in May 2013 to approve the addition of certain ownership limitations in CCA’s charter.

INTERNAL REORGANIZATION

As previously announced, the Company completed an internal reorganization of its business operations at the end of last year which will allow it to elect to qualify as a REIT for the taxable year commencing January 1, 2013. Under our new REIT structure, we will deliver certain services and hold and operate certain assets through one or more taxable REIT subsidiaries (TRS). A TRS is a subsidiary of a REIT that is subject to applicable corporate income tax. Our use of TRSs enables us to continue to engage in certain businesses while complying with REIT qualification requirements. The non-REIT qualified businesses that we hold through the TRSs include our managed-only business and TransCor (our inmate transportation business). In addition, certain other services will be provided by the TRS for the benefit of the REIT. The vast majority of the income tax expense we expect to incur will be related to earnings generated by the TRSs.

To maintain REIT status the Company will need and expects to meet a number of ongoing REIT qualification requirements. One such requirement generally mandates annual dividends to shareholders equal to at least 90% of annual tax basis net income (the Minimum Annual Dividend). A REIT is permitted to deduct dividends paid to its shareholders from its corporate taxable income, and therefore, taxes are paid by shareholders on the dividends received. The Company intends to make quarterly dividend payments that in the aggregate will be equal to or greater than the Minimum Annual Dividend required. The Company is considering changing its quarterly dividend payment schedule to April, July, October and January beginning in 2013.

E&P DIVIDEND AND OTHER CONVERSION ITEMS

In order to comply with REIT rules, CCA’s Board plans to declare a special one-time dividend to distribute earnings and profits accumulated prior to our REIT election of approximately $650 million to $700 million during 2013 (the E&P Dividend). The Company intends to pay the E&P Dividend with a combination of approximately 20% cash and 80% common stock. CCA will publicly announce a record date and payable date once determined by the Board.

Note this E&P Dividend will be taxable in 2013 and the amount of cash each shareholder receives may not be sufficient to cover the full amount of federal and state taxes owed on this distribution. Shareholders are encouraged to consult with their tax professional to determine the personal tax consequence of this distribution.

We estimate we will incur approximately $25 million in one-time conversion expenses (REIT Conversion Costs), excluding any costs associated with issuing new debt, refinancing existing debt or modifying existing debt agreements. We also expect to record a one-time income tax benefit of $115 million to $135 million in 2013 as a result of the reversal of certain net deferred tax liabilities. We believe there will be no reclassification of assets from personal property to real property in connection with the REIT Conversion, thereby preventing any tax liabilities associated with the recapture of depreciation expenses.

DEBT CAPITAL MARKETS TRANSACTIONS

As discussed above, the Company intends to pay the E&P Dividend with a combination of cash and common stock and to pay quarterly cash dividends to meet the Minimum Annual Dividend requirement. The Company expects to execute several debt capital markets transactions during 2013 in order to obtain the covenant flexibility to make these dividend payments and to raise additional capital to fund various aspects of the REIT Conversion. The Company plans to refinance all of its $465 million 7.75% Senior Notes due 2017 (7.75% Senior Notes) and may also seek an amendment to its $785 million Revolving Credit Facility to obtain greater operating flexibility under the REIT structure. The Company also plans to raise additional debt capital to fund the payment of up to 20% of the E&P Dividend in cash, debt refinancing and issuance costs and the REIT Conversion Costs. The specific timing of these transactions has not yet been determined. Management is highly confident in CCA’s ability to execute these transactions in 2013 given the Company’s modest leverage, strong balance sheet and strong historical support from the credit markets.

The opinion of Latham & Watkins LLP was based on various assumptions relating to CCA’s organization and operation, and was conditioned upon fact-based representations made by CCA’s management regarding CCA’s organization, assets, income, and the present and future conduct of CCA’s business operations.

2012 AND 2013 FINANCIAL GUIDANCE

Fourth Quarter and Full-year 2012 Guidance

The Company is raising its 2012 financial guidance as follows:

•	Fourth Quarter Adjusted Diluted EPS: $0.43 to $0.44

•	Full-year Adjusted Diluted EPS: $1.56 to $1.57

•	Full-year Funds From Operations (FFO) Per Diluted Share (adjusted to NAREIT definition): $2.34 to $2.35

•	Full-year Adjusted Funds From Operations (AFFO) Per Diluted Share (adjusted to NAREIT definition): $2.32 to $2.34

Both FFO and AFFO for 2012 have been adjusted to conform more closely to NAREIT definitions and to be consistent with the calculations of 2013 guidance amounts below. The 2012 guidance excludes income statement impacts associated with the REIT Conversion Costs and debt refinancing expenses.

Full-year 2013 Guidance

The Company is providing full-year 2013 financial guidance as follows:

•	Adjusted Diluted EPS: $2.05 to $2.15

•	FFO per diluted share: $2.80 to $2.90

•	AFFO per diluted share: $2.72 to $2.87

•	Expected Annual Dividend per share: $2.04 to $2.16 – subject to declaration by Board of Directors

•	Consolidated GAAP income tax rate: 8.5% to 9.0%

Our guidance includes an estimate of the impact from the additional borrowings discussed above as well as the impact from ongoing annual REIT compliance costs of $2 to $4 million. Our guidance excludes charges associated with the one-time REIT Conversion Costs, debt refinancing expenses (e.g. tender/call fees, write-off of deferred debt issuance costs), reversal of certain deferred tax items resulting from the REIT Conversion and shares of common stock issued as part of the E&P Dividend.

During 2013, we expect to invest approximately $85 million to $100 million in capital expenditures, consisting of $40 million to $45 million in on-going prison construction and expenditures related to potential land acquisition, $20 million to $25 million in maintenance capital expenditures on real estate assets, and $25 million to $30 million on capital expenditures on other assets and information technology.

INVESTOR CONFERENCE CALL AND PRESENTATION INFORMATION

An investor conference call and simultaneous webcast has been scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central and 8:00 a.m. Pacific Time) on February 8, 2013 to discuss the REIT Conversion. The dial-in number for the live call is 888-359-3627 (U.S.) and 719-325-2393 (international). The participant passcode is 1440499. In addition, our 2013 REIT Conversion Presentation and a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of CCA’s investor relations page at www.cca.com.

A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference will be available from 2:00 p.m. Eastern Time on Friday, February 8, 2013 until 2:00 p.m. Eastern Time on February 16, 2013 at 888-203-1112 (U.S.) and 719-457-0820 (International). The passcode for the telephonic replay is 1440499.

ABOUT CCA

CCA is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently operate 67 facilities, including 47 company-owned facilities, with a total design capacity of approximately 92,500 beds in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) our ability to meet and maintain REIT qualification tests; (ii) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy and overall utilization; (iii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iv) our ability to obtain and maintain correctional facility management contracts, including as a result of sufficient governmental appropriations and as a result of inmate disturbances; (v) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (vi) the outcome of California’s realignment program and utilization of out of state private correctional capacity; (vii) the availability of debt and equity financing on terms that are favorable to us and (viii) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs.

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE GUIDANCE

CCA’s Historical Calculation

	For the Year Ending December 31, 2012
	Low End of Guidance	High End of Guidance
Net income	$155,800	$156,800
Expenses associated with refinancing transactions and REIT conversion costs, net of tax	4,000	4,000
Income tax benefit for reversal of deferred taxes due to corporate restructuring	(2,900)	(2,900)

Adjusted net income	$156,900	$157,900
Income tax expense	92,100	92,700
Income taxes paid	(83,900)	(83,900)
Depreciation and amortization	113,900	113,900
Other non-cash items	15,000	15,500

Funds From Operations	$294,000	$296,100
Maintenance and technology capital expenditures	(50,000)	(48,000)

Adjusted Funds From Operations	$244,000	$248,100

Funds From Operations Per Diluted Share	$2.92	$2.94

Adjusted Funds From Operations Per Diluted Share	$2.43	$2.47

CCA’s New Calculation in Accordance with NAREIT Definition

	For the Year Ending December 31, 2012
	Low End of Guidance	High End of Guidance
Adjusted net income	$156,900	$157,900
Depreciation of real estate assets	78,000	79,000

Funds From Operations	$234,900	$236,900
Maintenance capital expenditures on real estate assets	(18,600)	(18,600)
Other non-cash items	16,600	16,600

Adjusted Funds From Operations	$232,900	$234,900

Funds From Operations Per Diluted Share	$2.34	$2.35

Adjusted Funds From Operations Per Diluted Share	$2.32	$2.34

	For the Year Ending December 31, 2013
	Low End of Guidance	High End of Guidance
Adjusted net income	$210,000	$220,000
Depreciation on real estate assets	77,000	77,000

Funds From Operations	$287,000	$297,000
Other non-cash expenses	17,000	17,000
Maintenance capital expenditures on real estate assets	(25,000)	(20,000)

Adjusted Funds From Operations	$279,000	$294,000

Funds From Operations Per Diluted Share	$2.80	$2.90

Adjusted Funds From Operations Per Diluted Share	$2.72	$2.87

FFO and AFFO are widely accepted non-GAAP supplemental measures of REIT performance following the standards established by the National Association of Real Estate Investment Trusts (NAREIT). CCA believes that FFO and AFFO are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s correctional facilities, management believes that assessing performance of the Company’s correctional facilities without the impact of depreciation or amortization is useful. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO normalized recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. Other companies may calculate FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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